Exhibit 23.1



                  CONSENT OF INDEPENDENT ACCOUNTANTS



            We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 21, 1994, except for Note 12, which is as of November 23, 1994, appearing on page 22 of SEEQ Technology Incorporated's Annual Report on Form 10-K for the fiscal year ended September 30, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE LLP

San Jose, California
June 28, 1995